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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) DECEMBER 1, 2004


                        DIAMOND TRIUMPH AUTO GLASS, INC.
               (Exact Name of Registrant as Specified in Charter)

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
       DELAWARE                             333-33572                           23-2758853
(State or Other Jurisdiction        (Commission File Number)                  (IRS Employer
    of Incorporation)                                                       Identification No.)
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          220 DIVISION STREET                                            18704
         KINGSTON, PENNSYLVANIA
  (Address of Principal Executive Offices)                            (Zip Code)


Registrant's telephone number, including area code:   (570) 287-9915

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.02     TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

         Diamond Triumph Auto Glass, Inc. (the "Company") entered into a letter agreement (the "Agreement") and a waiver and release of claims (the "Waiver") on December 1, 2004, with Richard Rutta, each dated as of October 21, 2004. The Company disclosed Richard Rutta's resignation as Co-Chairman and a member of the Board of Directors under Form 8-K dated October 21, 2004.

         The Agreement records the termination of the employment agreement, as amended, between the Company and Richard Rutta dated November 17, 2003 (the "Employment Agreement") that was filed as an exhibit under the Company's Form 10-K for the fiscal year ended December 31, 2003. The Agreement contains an undertaking by Richard Rutta to continue to comply with (a) the five year non-competition and non-solicitation provisions and (b) the confidentiality provisions of the Employment Agreement.

         The Waiver records the agreement of Richard Rutta and the Company to release each other from, and to waive, all claims and liabilities of every kind and character (whether arising under law, equity or statute) arising from Mr. Rutta's employment, the termination of his employment or his position as a holder of securities of the Company.

         The Agreement and the Waiver do not contain any early termination penalties incurred by the Company.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



       Date:  December 6, 2004        DIAMOND TRIUMPH AUTO GLASS, INC.


                                      By: /s/  Michael A. Sumsky
                                          --------------------------------------
                                      Name:   Michael A. Sumsky
                                      Title: President - Chief Financial Officer